Exhibit 10.14.3

THIRD AMENDMENT TO THE
MASTERCARD ACCEPTANCE AGREEMENT
This Third Amendment to the Mastercard Acceptance Agreement (this "Third Amendment"), effective as of the last date of its mutual execution by the parties hereto, and is entered into between Mastercard International Incorporated ("Mastercard") and USA Technologies, Inc. ("USAT").
WHEREAS, Mastercard and USAT are parties to that certain Mastercard Acceptance Agreement, last executed on January 8, 2015 (as amended, the "Agreement"); and
WHEREAS, the Parties desire to amend the Agreement to modify the terms as stated herein; and
NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree, as follows:
1.    Amendments.
(a)    The definition of "Term" will be deleted in its entirety and replaced with the following:
"The period from the Effective Date until March 1, 2019 (the "Initial Term"). The Initial Term will automatically renew for successive one year renewal terms (each, a "Renewal Term" and, together with the Initial Term, the "Term"), unless either Party provides the other Party with written notice at least 60 days prior to the end of a Term."
(b)    Section 5 of Exhibit B is deleted in its entirety and replaced with the following:
"Reports. Merchant agrees that it will provide written reports to Mastercard on a quarterly basis which such reports will be true and accurate and will include the following: (1) a listing of all participating merchants (Merchant Name and MID) in this program and (2) the number of all active cashless (physical card & contactless capable) Company Products residing in the Territory."
(c)    The following Sections 6, 7 and 8 will be added after Section 5:
“6.    2-BIN. Merchant will accept all Mastercard Cards with 2-series BINs for all transactions.
“7.    Contactless Transactions. Merchant will ensure a minimum of 98% acceptance rate for all contactless transactions, including, without limitation, all digital wallets, physical cards, and contactless dual-interface chip cards.
“8.    Condition. If Merchant does not comply with all of its commitments in this Agreement, then Mastercard has the right to adjust the Mastercard Interchange Rates to the Published Rate for the remainder of the Term. Mastercard will provide Merchant with at least 30 days' prior written notice of any such rate change."
(d)    The definition of "Company Products" will be deleted in its entirety and replaced with the following:
"Company Products" means coffee machines, vending machines, kiosks, laundry equipment and other self-service hardware, machines and equipment owned, licensed, developed or operated by Merchant or its customers in the Territory. For the avoidance of doubt, Company Products includes the assets of Cantaloupe Systems, Inc., which was acquired by the Merchant on November 9, 2017.

(e)    The definition of "Published Rate" will be added to Exhibit C in alphabetical order:
"Published Rate" means the interchange rate published by Mastercard from time-to-time in the publication titled: "U.S. Region Interchange Programs and Rates."

2.
Agreement. Except as amended hereby, the Agreement will remain in full force and effect according to its terms and will be read and construed as if the terms of this Third Amendment were included therein.

3.
Counterparts. This Third Amendment may be executed in counterparts, each of which will constitute an original and all of which when taken together will constitute one and the same instrument. This Third Amendment may be executed and delivered by facsimile or PDF transmission.

IN WITNESS WHEREOF, Mastercard and USAT have caused this Third Amendment to the Mastercard Acceptance Agreement to be executed and delivered by their duly authorized officers as of the latest date written below:
MASTERCARD INTERNATIONAL INCORPORATED    USA TECHNOLOGIES, INC.

By: /s/ Linda Kirkpatrick                        By: /s/ Michael Lawlor

Name: Linda Kirkpatrick                        Name: Michael Lawlor

Title: Executive Vice President, US Market Development        Title: Chief Services Officer

Date: July 16, 2018                            Date: July 17, 2018